                                  EXHIBIT 10.14

                           BELDEN WIRE & CABLE COMPANY

                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN

                      (RESTATED EFFECTIVE JANUARY 1, 1998)




                           BELDEN WIRE & CABLE COMPANY

                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN

                                TABLE OF CONTENTS

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                                                                                                            Page
                                                                                                            ----
ARTICLE I                  PREAMBLES
                           Section 1.1      Establishment of Plan                                            1
                           Section 1.2      Purpose                                                          1
                           Section 1.3      Interpretation and Governing Law                                 1

ARTICLE II                 DEFINITIONS                                                                       2

ARTICLE III                ELIGIBILITY TO PARTICIPATE

                           Section 3.1      Participation and Eligibility Requirements                       5
                           Section 3.2      Determination of Eligibility                                     5
                           Section 3.3      Termination of Participation                                     6

ARTICLE IV                 BENEFITS UPON RETIREMENT

                           Section 4.1      Retirement Benefits                                              7
                           Section 4.2      Death Benefits                                                   7
                           Section 4.3      Vesting Upon Termination of Employment                           8
                           Section 4.4      Long Term Disability Benefits                                    8

ARTICLE V                  DISTRIBUTION OF BENEFITS

                           Section 5.1      Form of Benefits                                                 9
                           Section 5.2      Time of Benefit Payments                                         9

ARTICLE VI                 FUNDING

                           Section 6.1      Funding of the Plan                                             10
                           Section 6.2      Right to Assets                                                 10
                           Section 6.3      No Guarantee of Benefits                                        10
                           Section 6.4      Change of Control                                               10

ARTICLE VII                AMENDMENT OR TERMINATION OF THE PLAN

                           Section 7.1      Amendment or Termination                                        12
                           Section 7.2      Effect of Amendment or Termination                              12
                           Section 7.3      Adoption by Subsidiaries                                        12

ARTICLE VIII               PLAN ADMINISTRATOR

                           Section 8.1      Appointment                                                     13
                           Section 8.2      Authority                                                       13
                           Section 8.3      Indemnification                                                 13

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

ARTICLE IX                 CLAIMS FOR BENEFITS

                           Section 9.1      Submission of Claims                                            14
                           Section 9.2      Denial of Claims                                                14
                           Section 9.3      Review of Denied Claims                                         14

ARTICLE X                  MISCELLANEOUS PROVISIONS

                           Section 10.1     Participant's Rights                                            15
                           Section 10.2     Information to be Furnished                                     15
                           Section 10.3     Alienation                                                      15
                           Section 10.4     Construction                                                    15
                           Section 10.5     Severability                                                    16
                           Section 10.6     Liability                                                       16

                                    ARTICLE I

                                    PREAMBLES

SECTION 1.1 ESTABLISHMENT OF PLAN

Effective August 1, 1993, Belden Wire & Cable Company ("Company") established the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan as an unfunded program of deferred compensation for highly compensated employees and their Beneficiaries.

SECTION 1.2 PURPOSE

The Plan was adopted to ensure the overall effectiveness of the Company's compensation program in attracting, retaining and motivating qualified senior management and highly compensated employees. This Plan will provide for payment of benefits that will supplement the benefits otherwise provided by the Belden Wire & Cable Company Pension Plan ("Pension Plan") as amended from time to time (and any tax-qualified plan adopted as a successor to the Pension Plan).

This Plan shall be binding on the Company and any successor company into which or with which the Company or any constituent part thereto may be merged or consolidated, or to which the Company or any constituent part thereof may sell or distribute by way of liquidation or otherwise any or all of its assets.

SECTION 1.3 INTERPRETATION AND GOVERNING LAW

This Plan is intended to constitute an unfunded program maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees consistent with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                   ARTICLE II

                                   DEFINITIONS

2.1 "BENEFICIARY" OR "BENEFICIARIES" means the person or persons designated or deemed designated, pursuant to the provisions of the Pension Plan to receive or continue to receive benefits upon the death of a Participant.

2.2  "CHANGE OF CONTROL" means

     (A) the purchase or other acquisition by any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of beneficial ownership of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally,

     (B) at any time a majority of the Board of Directors of the Company is comprised of persons other than Continuing Directors (for purposes of this subsection (B), Continuing Directors shall mean a member of the Board of Directors who was either (i) first elected or appointed to the Board prior to the date of this Plan; or (ii) subsequently elected or appointed to the Board by a majority of the then Continuing Directors),

     (C) any reorganization or recapitalization of the Company which would result in a Change of Control, or

     (D) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.4  "COMPANY" means Belden Wire & Cable Company.

2.5 "DEFERRAL PLAN" means the Belden Wire & Cable Company Management Incentive Compensation Deferral Plan.

2.6  "EFFECTIVE DATE" means August 1, 1993.

2.7 "EMPLOYEE" means any person employed by the Employer who is covered under the terms of the Pension Plan and who is a member of a select group of management or is a highly compensated employee as specifically designated by the Company in its sole discretion.

2.8 "EMPLOYER" means Belden Wire & Cable Company, Belden Communications Company, Belden Technologies, Inc. and such other entity that may adopt this Plan pursuant to Section 7.3 of Article VII.

2.9  "PARTICIPANT" means an Employee who has met the eligibility conditions of
     Article III and is selected by the Company to participate under this Plan.

2.10 "PENSION PLAN" means the Belden Wire & Cable Company Pension Plan.

2.11 "PLAN" means the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan.

2.12 "PLAN ADMINISTRATOR" means the person or persons appointed to administer the Plan in accordance with Article VII of the Plan.

2.13 "PLAN YEAR" means the twelve (12) month period beginning January 1 and ending the following December 31.

2.14 "PRIOR PLAN" means the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan.

2.15 "TRUST" means the Trust Agreement between Belden Wire & Cable Company and Banker's Trust Company effective January 1, 1998 and any successor agreement thereto. Such Trust constitutes an unfunded arrangement and will not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA.

Other terms used herein but not defined shall have the same meaning as defined in the Pension Plan. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular, unless the context otherwise requires.

                                   ARTICLE III

                           ELIGIBILITY TO PARTICIPATE

SECTION 3.1 PARTICIPATION AND ELIGIBILITY REQUIREMENTS

Each Employee of the Employer who is selected by the Plan Administrator with approval from the Chief Executive Officer, as designated in writing, shall become a Participant hereunder on the date designated by the Company coincident with the date he meets the eligibility requirements of (A) or (B) below.

(A) Each management or highly compensated employee, so selected, who has met the eligibility requirements of the Pension Plan and whose benefits under the Pension Plan are limited due to Code Section 401(a)(17) and/or Code
     Section 415.

(B) Any select management or highly compensated employee of Cooper Industries, Inc. who

     (i) is designated as a Participant in the Plan by the Plans Administration Committee of Cooper Industries, Inc. and the Company with respect to the period prior to the consummation of the initial public offering of the common stock of Belden, Inc., or

     (ii) was eligible to participate in the Prior Plan on the day before the Effective Date and who had terminated employment with a Belden Division facility that became part of the Company on the Effective Date, shall become a Participant in the Plan.

SECTION 3.2 DETERMINATION OF ELIGIBILITY

The eligibility of each Employee to become a Participant under the Plan shall be determined by the Plan Administrator with approval from the Chief Executive Officer, such decision of which shall be final and binding upon all persons with an interest under the Plan.

Except as specifically herein provided to the contrary, the rights of any former Participant who terminated employment with the Employer prior to August 1, 1993 shall be determined without regard to the provisions of this Plan. The benefit payable to a Participant who retired or terminated employment prior to January 1, 1998 shall be an amount determined in accordance with the provisions of the Plan as in effect at the time of such retirement or termination of employment.

SECTION 3.3 TERMINATION OF PARTICIPATION

A Participant shall cease to be a Participant under the Plan if he is no longer determined to be a highly compensated Employee, a member of a select group of management, or is no longer determined to be a Participant by the Plan Administrator with approval from the Chief Executive Officer. Any Participant who terminated employment and who is rehired by the Employer may, upon his return to service, become a Participant again if and when such former Participant meets the eligibility requirements of Section 3.1 of the Plan. If a Participant ceases to be a Participant in the Pension Plan, he shall cease to be a Participant under this Plan on the date he ceases to be a Participant in the Pension Plan.

Upon a termination of participation, a Participant shall be eligible to receive any benefit payable under the Plan upon his termination of employment at the time specified pursuant to Article V, Section 5.2.

                                   ARTICLE IV

                        BENEFITS UPON RETIREMENT, DEATH,

                    DISABILITY OR TERMINATION OF EMPLOYMENT

SECTION 4.1 RETIREMENT BENEFITS

The benefit payable to a Participant under the Plan shall be an amount equal to the benefit which would be payable to or on behalf of the Participant under the Pension Plan if

     (A) the provisions of the Pension Plan providing for the limitation of compensation and benefits in accordance with Code Section 401(a)(17) and/or Code Section 415 were inapplicable, less the benefit actually payable to or on behalf of the Participant under the Pension Plan taking into account the limitations on compensation and benefits in accordance with Code Section 401(a)(17) and Code Section 415; or

     (B) the Participant had not deferred any compensation under the Deferral Plan (and prior to the Effective Date, under the Cooper Industries, Inc. Management Incentive Compensation Deferral Plan) which would have been considered as compensation for benefit accrual purposes under such plan and was not so considered due to such deferral.

SECTION 4.2 DEATH BENEFITS

In the event a Participant dies before his interest under the Plan has been distributed to him in full, any remaining interest, or portion thereof, shall be determined pursuant to Section 4.1 and distributed to his Beneficiary who shall be the person designated as his beneficiary under the Pension Plan. Such benefit shall be payable in a lump sum equal to the death benefit payable under the Pension Plan, determined as if the provisions of the Pension Plan providing for the limitation of compensation and benefits in accordance with Code Section 401(a)(17) and/or Code Section 415 were inapplicable, less the lump sum death benefit actually payable under the Pension Plan taking into account the limitations on compensation and benefits in accordance with Code Section 401(a)(17) and Code Section 415.

SECTION 4.3 VESTING UPON TERMINATION OF EMPLOYMENT

A Participant who terminates employment, shall be eligible to receive a benefit in accordance with Section 4.1 of the Plan subject to the vesting schedule and provisions as determined in accordance with the procedures and provisions under the Pension Plan.

SECTION 4.4 LONG TERM DISABILITY BENEFITS

Long Term Disability Benefits are not payable hereunder. However, a Participant who qualifies for Long Term Disability under the Pension Plan shall receive Pay and Interest Credits, as defined in the Section 7.08(g) of the Pension Plan, for the duration of the Long Term Disability Benefits. Such Pay and Interest Credits shall be based on pay not taken into account under Section 7.06 of the Pension Plan due to statutory limitations and shall also include an amount equal to the annual average of such Participant's last three annual bonuses received immediately prior to qualification for Long Term Disability Benefits under the Pension Plan.

                                    ARTICLE V

                            DISTRIBUTION OF BENEFITS

SECTION 5.1 FORM OF BENEFITS

Effective January 1, 1998, the benefits payable to or on behalf of a Participant as determined under Section 4.1 of Article IV who has not yet attained age 55 shall be paid in the form of a lump sum equal to the Participant's benefits determined hereunder. In the event the Participant is age 55 at termination of employment, the benefits payable to the Participant shall be payable in the same form of payment as elected under the Pension Plan.

The amount and computation of any form of payment hereunder shall be determined in accordance with the procedures and provisions under the Pension Plan in effect on the Participant's benefit commencement date.

SECTION 5.2 TIME OF BENEFIT PAYMENTS

The benefits payable to or on behalf of a Participant as determined under
Section 4.1 or Section 4.2 of Article IV who has not yet attained age 55 shall be paid as soon as administratively feasible after termination of employment. In the event the Participant is age 55 at the time his employment terminates, the benefits payable to, or on behalf of, such Participant shall be paid coincident with the date benefits are paid under the Pension Plan.

                                   ARTICLE VI

                                     FUNDING

SECTION 6.1 FUNDING OF THE PLAN

The Plan, at all times, shall be entirely unfunded and shall constitute merely the unsecured promise of the Company to make the payments as provided for in the Plan. No Participant nor any other person shall have, by reason of this Plan, any rights, title or interest of any kind in or to any property of the Company, nor any beneficial interest in any trust which may be established by the Company in connection with this Plan nor any guarantee that assets of the Company will be sufficient to pay benefits under this Plan. If the Company transfers any property to the Trust in connection with this Plan, such Trust shall not be held for the exclusive benefit of the Participants and any assets held in such Trust shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

SECTION 6.2 RIGHT TO ASSETS

The rights of the Participant or any Beneficiary of a Participant shall be those of an unsecured creditor. Any insurance policy or other asset acquired by the Employer shall be deemed to not be held in trust for the benefit of the Participant or to be collateral security for the performance of the obligations of the Company, but shall remain a general, unpledged, and unrestricted asset of the Company.

SECTION 6.3 NO GUARANTEE OF BENEFITS

Nothing contained in this Plan shall constitute a guarantee by the Company or any other entity or person, that the assets of the Company will be sufficient to pay the benefits hereunder.

SECTION 6.4 CHANGE OF CONTROL

The occurrence of a Change in Control shall be determined finally and conclusively by the Plan Administrator and shall be evidenced by a letter signed by the duly appointed representative of the Plan Administrator, delivered to the Chief Executive Officer and the trustee, if any. If the Plan Administrator fails to act, the Chief Executive Officer or the trustee, if any, shall make and give notice of the determination of a Change in Control.

If a Change in Control occurs, failure of the Plan Administrator, the Chief Executive Officer or the trustee, if any to take the action required in the preceding paragraph shall not affect in any manner the obligation of the Company or the full right, title, and interest of each Participant under this Plan to receive from the Company the full amount of the benefit payable hereunder and the entitlement of each Participant to receive such benefit from the Company shall be valid and enforceable by each Participant in any state or federal court of competent jurisdiction.

In the event of a Change of Control, the Company shall make, within thirty (30) days of such change, an irrevocable contribution to the Plan in an amount that is sufficient to pay all Plan Participants and their Beneficiaries the aggregate benefits to which they would be entitled pursuant to the terms of the Plan as of the date of the Change of Control (whether or not they are then entitled to receive such benefits), and shall thereafter make further irrevocable contributions to the trust on a current basis as, and in the amount that, such benefits accrue.

A Participant shall become 100% vested in the benefit payable under this Plan upon a Change of Control.

                                   ARTICLE VII

                      AMENDMENT OR TERMINATION OF THE PLAN

SECTION 7.1 AMENDMENT OR TERMINATION

The Company acting through its Board of Directors reserves and shall have the right at any time to modify, amend, or terminate in whole, or in part, any or all provisions of the Plan at any time.

SECTION 7.2 EFFECT OF AMENDMENT OR TERMINATION

No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of any benefit payment that commenced prior to the effective date of such amendment or termination.

SECTION 7.3 ADOPTION BY SUBSIDIARIES

Any subsidiary of the Company which at the time is not an Employer may, with the consent of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and filed with the Company.

                                  ARTICLE VIII

                               PLAN ADMINISTRATOR

SECTION 8.1 APPOINTMENT

The Board of Directors shall appoint a Plan Administrator. Any person including, but not limited to, the Employer or Employees of the Employer, shall be eligible to serve as Plan Administrator.

SECTION 8.2 AUTHORITY

The primary responsibility of the Plan Administrator is to administer the Plan, subject to the specific terms of the Plan. The Plan Administrator shall have the discretionary authority to determine all questions related to eligibility for benefits and to construe the terms and conditions of the Plan. Any determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such a manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan. Any rules, regulations or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the Plan Administrator.

The Plan Administrator may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

SECTION 8.3 INDEMNIFICATION

The Company agrees to indemnify and hold the Plan Administrator harmless against any and all claims, losses, damages, expenses and liabilities which he may incur in the exercise and performance of his powers and duties hereunder, unless same is determined to be due to gross negligence or willful misconduct.

                                   ARTICLE IX

                               CLAIMS FOR BENEFITS

SECTION 9.1 SUBMISSION OF CLAIMS

Participants shall make claims for benefits under the Plan in writing following such procedures, including deadlines and documentation requirements, and using such forms, as are prescribed by the Plan Administrator. Claims which are approved by the Plan Administrator shall be paid as soon as administratively feasible.

SECTION 9.2 DENIAL OF CLAIMS

If a Participant's claim for benefits under this Plan is denied, the Plan Administrator shall provide notice to the Participant in writing of the denial. The notice shall be written in a manner calculated to be understood by the Participant and shall include:

(A)  the specific reason or reasons for denial;

(B) specific references to the pertinent Plan provisions on which the denial is based;

(C) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

(D)  an explanation of the Plan's claims review procedures.

SECTION 9.3 REVIEW OF DENIED CLAIMS

If a claim for benefits is denied, the Participant, at his sole expense, may appeal the denial to the Plan Administrator within sixty (60) days of the receipt of written notice of the denial. If, upon receipt of this appeal, the Plan Administrator determines that the Participant is not entitled to the benefits claimed, he shall afford the Participant or his representative a reasonable opportunity to appear personally before him, to submit issues and comments in writing, and to review pertinent documents. The Plan Administrator shall render its final decision with the specific reasons therefor in writing and shall transmit it to the Participant by certified mail within sixty (60) days of any such appearance.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.1 PARTICIPANT'S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with any right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

Neither the establishment of this Plan nor any amendment, nor the payment of any benefit, will be construed as giving to any Participant or other person any legal or equitable right against the Employer or Plan Administrator.

SECTION 10.2 INFORMATION TO BE FURNISHED

Participants shall provide the Employer or Plan Administrator with such information and evidence and shall sign such documents as may reasonably be requested from time to time for the purpose of administration of the Plan.

SECTION 10.3 ALIENATION

No benefit which shall be payable to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for or subject to, the debt, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Plan Administrator, except to such extent as may be required by law.

SECTION 10.4 CONSTRUCTION

This Plan shall be construed and enforced according to the laws of the State of Indiana.

SECTION 10.5 SEVERABILITY

If any provision of this Plan shall be held by any court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective, unless the removal of the invalid or unenforceable provision would substantially defeat the basic intent, purpose and spirit of this Plan.

SECTION 10.6 LIABILITY

Nothing contained in this Plan shall impose on any officer, director or Employee of the Employer any personal liability for any benefit due a Participant pursuant to this Plan.

IN WITNESS WHEREOF, this Plan is hereby restated effective January 1, 1998.

                                                     BELDEN WIRE & CABLE COMPANY

                                                 By:    /s/ Cathy Odom Staples

                                                 Its:     Vice President

                                                 Date:  September 1, 2000

Attest: /s/ Eivind Kolemainen